Exhibit 10.2
AMENDMENT NO. 1 TO THE AGREEMENT AND PLAN OF MERGER

This AMENDMENT NO. 1 TO THE AGREEMENT AND PLAN OF MERGER, dated as of September 12, 2024 (this “Amendment”), is entered into by and among Bitfarms Ltd., a corporation organized under the Business Corporations Act (Ontario) (“Parent”), Backbone Mining Solutions LLC, a Delaware limited liability company and a wholly owned, indirect Subsidiary of Parent (“BMS”), HPC & AI Megacorp, Inc., a Delaware corporation and a wholly owned, direct Subsidiary of BMS (“Merger Sub”), and Stronghold Digital Mining, Inc., a Delaware corporation (the “Company”).  Each of Parent, BMS, Merger Sub, and the Company are referred to herein as a “Party” and together as “Parties.”

WHEREAS, on August 21, 2024, the Parties entered into the Agreement and Plan of Merger (the “Merger Agreement”); and

WHEREAS, in accordance with Section 9.12 of the Merger Agreement, the Parties desire to amend the Merger Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.          Definitions. Each capitalized term used but not otherwise defined herein shall have the meaning ascribed to such term in the Merger Agreement, as amended hereby.

2.          Amendments to the Merger Agreement.

(a)         The first sentence of Section 4.2(a) of the Merger Agreement is hereby amended and restated to read as follows:

“As of the date of this Agreement, the authorized capital stock of the Company consists of (i) 238,000,000 shares of Company Class A Common Stock, (ii) 50,000,000 shares of Company Class V Common Stock and (iii) 50,000,000 shares of preferred stock, par value $0.0001 per share (“Company Preferred Stock” and, together with the Company Common Stock, the “Company Capital Stock”).”

(b)         Section 6.1(b)(ii) of the Merger Agreement is hereby amended and restated to read as follows:

1

“offer, issue, deliver, grant or sell, or authorize or propose to offer, issue, deliver, grant or sell, any capital stock of, or other equity interests in, the Company or any of its Subsidiaries or any securities convertible into, or any rights, warrants or options to acquire, any such capital stock or equity interests, other than: (A) the issuance of Company Common Stock upon the vesting or lapse of any restrictions on any shares related to Company RSUs or other awards granted under the Company Equity Plans and outstanding on the date hereof or issued in compliance with clause (B) below; (B) the issuance of equity awards granted under the Company Equity Plans in accordance with Schedule 6.1(b)(ii); (C) the issuance of Company Common Stock upon the exercise of any Company Options; (D) the issuance of Company Common Stock upon the conversion of any Company Preferred Stock; (E) the issuance of Company Common Stock upon the exercise of any Company Warrants in accordance with the terms of the applicable warrant agreement; (F) issuances by a wholly-owned Subsidiary of the Company or Company Holdco of such Subsidiary’s capital stock or other equity interests to the Company or Company Holdco or any other wholly-owned Subsidiary of the Company or Company Holdco; and (G) issuances of any Company Common Stock in connection with a redemption of Company Holdco Units in accordance with the Company Holdco LLC Agreement (for the avoidance of doubt, the filing of a registration statement by the Company shall not be deemed as a breach of this Section 6.1(b)(ii) so long as the Company does not issue any equity interests pursuant to such registration statement without Parent’s prior written consent);”

(c)         The definition of “Parent Termination Fee” in Annex A of the Merger Agreement is hereby amended and restated to read as follows:

“‘Parent Termination Fee’ means $12,500,000, minus the amount of the Deposit (as defined in the Hosting Agreement) held by the Company and not yet returned to Parent under the Hosting Agreement as of the date of the termination of this Agreement up to a maximum of $5,000,000, payable in cash and/or Bitcoin as elected by Parent.”

(d)        A new definition of “Hosting Agreement” is hereby added to Annex A of the Merger Agreement immediately above the definition of “Indebtedness” to read as follows:

“‘Hosting Agreement’ means that certain Hosting Agreement, dated September 12, 2024, by and between Stronghold Digital Mining Hosting, LLC and Parent.”

(e)        Item 2 of Schedule 6.1(b)(ii) of the Company Disclosure Letter is hereby removed in its entirety and shall be deemed null and void, as though it had never been included in the Company Disclosure Letter.

3.          References to and Effect on the Merger Agreement.  On and after the date hereof, each reference in the Merger Agreement to “this Agreement,” “herein,” “hereby,” “hereunder,” “hereof,” or words of similar import referring to the Merger Agreement, and any reference to the Merger Agreement in any other agreements, instruments and documents executed and delivered in connection therewith, shall mean the Merger Agreement as amended by this Amendment. The provisions set forth in this Amendment shall be deemed to be and shall be construed as part of the Merger Agreement to the same extent as if fully set forth verbatim therein.  All references in the Merger Agreement, as amended by this Amendment, to “the date hereof,” “the date of this Agreement” and words of similar import, and all references to the date of the Merger Agreement in any other agreements, instruments and documents executed and delivered in connection therewith, shall in all instances continue to refer to August 21, 2024.

4.          Amendment. Except as expressly amended by this Amendment, the terms of the Merger Agreement shall remain unchanged and continue in full force and effect.

5.          Other Miscellaneous Terms. The provisions of Article IX of the Merger Agreement shall apply mutatis mutandis to this Amendment, and to the Merger Agreement as modified by this Amendment, taken together as a single agreement, reflecting the terms therein as modified hereby.

[Remainder of page intentionally left blank.]

2

IN WITNESS WHEREOF, the Parties have caused this Amendment to be signed by their respective officers thereunto duly authorized as of the date first written above.

PARENT:

BITFARMS LTD.

By:	/s/ Benjamin Gagnon
Name:	Benjamin Gagnon
Title:	Chief Executive Officer

Signature Page to Amendment No. 1 to
Agreement and Plan of Merger

IN WITNESS WHEREOF, the Parties have caused this Amendment to be signed by their respective officers thereunto duly authorized as of the date first written above.

BMS:

BACKBONE MINING SOLUTIONS LLC

By:	/s/ Jeffrey Lucas
Name:	Jeffrey Lucas
Title:	President and Chief Financial Officer

Signature Page to Amendment No. 1 to
Agreement and Plan of Merger

IN WITNESS WHEREOF, the Parties have caused this Amendment to be signed by their respective officers thereunto duly authorized as of the date first written above.

MERGER SUB:

HPC & AI MEGACORP, INC.

By:	/s/ Patricia Osorio
Name:	Patricia Osorio
Title:	Director & Corporate Secretary

Signature Page to Amendment No. 1 to
Agreement and Plan of Merger

IN WITNESS WHEREOF, the Parties have caused this Amendment to be signed by their respective officers thereunto duly authorized as of the date first written above.

COMPANY

STRONGHOLD DIGITAL MINING, INC.

By:	/s/ Gregory A. Beard
Name:	Gregory A. Beard
Title:	Chief Executive Officer & Chairman

Signature Page to Amendment No. 1 to
Agreement and Plan of Merger